EXHIBIT 23.15
                                                                   -------------


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-89189 of Dollar Thrifty Automotive Group, Inc. on Form S-8 of our report dated June 8, 2001, appearing in this Annual Report on Form 11-K of Dollar Thrifty Automotive Group, Inc. Retirement Savings Plan for the year ended December 31, 2000.



DELOITTE & TOUCHE LLP




Tulsa, Oklahoma
June 28, 2001